UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2020

Marin Software Incorporated

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35838	20-4647180
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 Mission Street, 27th Floor San Francisco, California 94105		94105
(Address of Principal Executive Offices)		(Zip Code)

(415) 399-2580

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	MRIN	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05     Costs Associated with Exit or Disposal Activities.

On July 15, 2020, Marin Software Incorporated (the “Company”) commenced the implementation of a restructuring and reduction in force plan to reduce the Company’s operating costs and address the impact of the COVID-19 pandemic (the “Restructuring Plan”), which is expected to result in the reduction of the Company’s global workforce by approximately 55 employees, approximately half of which are located outside of the United States. The Company expects to substantially complete the Restructuring Plan by the end of the quarter ending September 30, 2020.

The Company estimates that it will incur approximately $1.5 million to $2.0 million of cash expenditures in connection with the Restructuring Plan, substantially all of which relates to severance costs. The Company expects to recognize the majority of the pre-tax restructuring charges by the end of the quarter ending September 30, 2020.

Item 7.01     Regulation FD Disclosure.

The Company estimates that the Restructuring Plan and other planned costs savings that the Company expects to implement in 2020 will result in pre-tax annualized cost savings of approximately $11.0 million to $12.0 million, of which approximately $8.0 million to $9.0 million is related to the reduction in force pursuant to the Restructuring Plan. The Company expects to begin realizing the savings from such reduction in force in the third quarter of 2020, and that the majority of the savings from other planned actions will be fully realized by the end of 2020.

The information contained in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this Item 7.01 shall not be incorporated by reference into any registration statement or other document filed by the Company with the Securities and Exchange Commission, whether made before or after the date of this Current Report on Form 8‑K, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events or the Company’s future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern estimates of the magnitude of workforce reductions and other planned costs savings, cash expenditures that may be made by the Company in connection with the restructuring plan, and the estimated annualized cost savings from the restructuring plan and other planned cost savings. The Company’s expectations and beliefs regarding these matters may not materialize, and actual results are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Factors that could contribute to such differences include the Company’s ability to implement the Restructuring Plan in various jurisdictions; possible changes in the size, components and timing of the expected costs and charges associated with the Restructuring Plan and other planned costs savings; risks associated with the Company’s ability to achieve the benefits and expected cost savings of the Restructuring Plan; risk related to uncertainties caused by the COVID-19 pandemic; and the risks more fully described in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 filed with the Securities and Exchange Commission. The forward-looking statements in this Form 8-K are based on information available to the Company as of the date hereof, and Company disclaims any obligation to update any forward-looking statements contained herein as a result of new information, future events or changes in its expectations, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Marin Software Incorporated

Date: July 20, 2020	By:	/s/ Robert Bertz
Robert Bertz
Chief Financial Officer

2